As filed with the Securities and Exchange Commission on December 22, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UP FINTECH HOLDING LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 Raffles Place, #35-61 One Raffles Place

Singapore (048616)
Telephone: +86-10-56216660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated 2019 Performance Incentive Plan

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

Telephone: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Sara von Althann

Sidley Austin LLP

1501 K Street, N.W.

Washington, DC 20005

+1 202 736 8000

EXPLANATORY NOTE

This registration statement (the “Registration Statement”) is being filed by UP Fintech Holding Limited, a Cayman Islands holding company (the “Registrant”), for the purpose of registering an additional 193,757,354 class A ordinary shares that may be issued, in the aggregate, under the UP Fintech Holding Limited Amended and Restated 2019 Performance Incentive Plan (the “2019 Performance Incentive Plan”). The Registrant previously filed with the Securities and Exchange Commission (the “Commission”) (i) on June 3, 2019 a registration statement on Form S-8 (SEC File No. 333-231894) (the “Original Registration Statement”) and (ii) on September 1, 2021 a registration statement on Form S-8 (SEC File No. 333-259241) (the “2021 Registration Statement” and, together with the Original Registration Statement, the “Prior Registration Statements”) registering class A ordinary shares issuable under the UP Fintech Holding Limited Share Incentive Plan and the UP Fintech Holding Limited 2019 Performance Incentive Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the 2019 Performance Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents of the Registrant filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(1) The Registrant’s annual report on Form 20-F for the year ended December 31, 2022 (File No. 001-38833), filed with the Commission on April 26, 2023; and

(2) The description of the Registrant’s class A ordinary shares and the Registrant’s American depositary shares contained in its Registration Statement on Form 8-A (File No. 001-38833) filed with the Commission on March 11, 2019, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which incorporates by reference the description of the Registrant’s Class A ordinary shares and American depositary shares set forth under “Description of Share Capital” in the Form F-1, and any other amendment or report filed for the purpose of updating such description, including the description contained in Exhibit 2.1 to the Registrant’s annual report on Form 20-F for the year ended December 31, 2019 (File No. 001-38833), filed with the Commission on April 29, 2020.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this Registration Statement.

Item 8. Exhibits.

Exhibit
Number	Description of Document

4.1

Fourth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-229808)).

4.2	Registrant’s Specimen of Class A Ordinary Share Certificate (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-229808)).
4.3

Deposit Agreement among the Registrant, Deutsche Bank Trust Company Americas as depositary, and the holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder dated March 19, 2019 (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8 (File No. 333-231894) filed with the Commission on June 3, 2019.

5.1*	Opinion of Conyers Dill & Pearman regarding the validity of the class A ordinary shares being registered
10.1

UP Fintech Holding Limited Amended and Restated 2019 Performance Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form S-8 (File No. 333-259241), filed with the Commission on September 1, 2021.

23.1*	Consent of KPMG Huazhen LLP, an independent registered public accounting firm
23.2*	Consent of Conyers Dill & Pearman (included as part of Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page hereto)
107*	Calculation of Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on December 22, 2023.

UP FINTECH HOLDING LIMITED

By:	/s/ Tianhua Wu
Name: Tianhua Wu
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Tianhua Wu and John Fei Zeng, and each of them, acting individually and without the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Tianhua Wu	Chief Executive Officer and Director	December 22, 2023
Tianhua Wu	(Principal Executive Officer)

/s/ John Fei Zeng	Chief Financial Officer and Director (Principal	December 22, 2023
John Fei Zeng	Financial and Accounting Officer)

/s/ Lei Fang	Director	December 22, 2023
Lei Fang

/s/ Jian Liu	Director	December 22, 2023
Jian Liu

/s/ Chia Hung Yang	Director	December 22, 2023
Chia Hung Yang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of UP Fintech Holding Limited, has signed this registration statement in Newark, Delaware, United States of America on December 22, 2023.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director, Puglisi & Associates